SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. )
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                          Filed by the Registrant                     / X /
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                Filed by a party other than the Registrant            /   /
                                                                      ----
Check the appropriate box:
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/ X /    Preliminary Proxy Statement
----
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/   /    Confidential, for Use of the Commission Only (as
----          permitted by Rule 14a-6(e) (2))

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/   /    Definitive Proxy Statement
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/   /    Definitive Additional Materials
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/   /    Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----     Sec. 240.14a-12

                        PUTNAM MASTER INCOME TRUST
             (Name of Registrant as Specified In Its Charter)

                (Name of Person(s) Filing Proxy Statement,
                         if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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/ X /    No fee required
----
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/   /    Fee computed on table below per Exchange Act Rule 14a
----          6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

 ----
/   /    Fee paid previously with preliminary materials.
----

 ----
/   /    Check box if any part of the fee is offset as provided
---- by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

IMPORTANT INFORMATION
FOR SHAREHOLDERS IN
PUTNAM MASTER INCOME TRUST

The document you hold in your hands contains your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how to vote on your behalf on important issues relating to your fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Trustees' recommendations on pages [ ] and [ ].

We urge you to spend a couple of minutes with the proxy statement, fill out your proxy card, and return it to us. When shareholders don't return their proxies in sufficient numbers, we have to incur the expense of follow-up solicitations, which can cost your fund money.

We want to know how you would like to vote and welcome your comments. Please take a few moments with these materials and return your proxy to us.

                        (PUTNAM LOGO APPEARS HERE)
                          BOSTON * LONDON * TOKYO

Table of contents

A Message from the Chairman. . . . . . . . . . . . . . . . . . . . . . . .1

Notice of Shareholder Meeting. . . . . . . . . . . . . . . . . . . . . . .2

Trustees' Recommendations. . . . . . . . . . . . . . . . . . . . . . . .[ ]


Proxy card enclosed























If you have any questions, please contact us at the special toll-free number we have set up for you (1-800-225-1581) or call your financial adviser.

A Message from the Chairman

(Photograph of George Putnam appears here)

Dear Shareholder:

I am writing to you to ask for your vote on important questions that affect your investment in your fund. While you are, of course, welcome to join us at your fund's meeting, most shareholders cast their vote by filling out and signing the enclosed proxy. We are asking for your vote on the following matters: (1) fixing the number of Trustees and electing your fund's Trustees; (2) ratifying the selection of your fund's independent auditors; (3) approving amendments to certain of your fund's fundamental investment restrictions; and (4) approving the elimination of certain of your fund's fundamental investment restrictions.

Although we would like very much to have each shareholder attend his or her fund's meeting, we realize this is not possible. Whether or not you plan to be present, we need your vote. We urge you to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed.

I'm sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't. When shareholders do not return their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration that I am sure you will give this important matter.
If you have questions about the proposals, contact your financial adviser or call a Putnam customer service representative at 1-800-225-1581.

                             Sincerely yours,


                             (signature of George Putnam)
                             George Putnam, Chairman

PUTNAM MASTER INCOME TRUST
Notice of Annual Meeting of Shareholders

This is the formal agenda for your fund's shareholder meeting.
It tells you what matters will be voted on and the time and place of the meeting, if you can attend in person.

To the Shareholders of Putnam Master Income Trust:

The Annual Meeting of Shareholders of your fund will be held on October 1, 1998 at 2:00 p.m., Boston time, on the eighth floor of One Post Office Square, Boston, Massachusetts, to consider the following:

1.   Fixing the number of Trustees and electing Trustees.  See
     page   .

2.   Ratifying the selection by the Trustees of the independent auditors of your fund for its current fiscal year.  See
     page   .

3.A. Approving an amendment to the fund's fundamental investment restriction with respect to diversification. See page .

3.B. Approving an amendment to the fund's fundamental investment restriction with respect to investments in the voting securities of a single issuer. See page .

3.C. Approving an amendment to the fund's fundamental investment restriction with respect to making loans. See page .

3.D. Approving an amendment to the fund's fundamental investment restriction with respect to investments in commodities. See page .

3.E. Approving an amendment to the fund's fundamental investment restriction with respect to investments in real estate. See page .

4.A. Approving the elimination of the fund's fundamental investment restriction with respect to investments in securities of issuers in which management of the fund or Putnam Investment Management, Inc. owns securities. See page .

4.B. Approving the elimination of the fund's fundamental investment restriction with respect to margin transactions.
     See page .

4.C. Approving the elimination of the fund's fundamental investment restriction with respect to short sales. See page .

4.D. Approving the elimination of the fund's fundamental investment restriction with respect to pledging assets. See page .

4.E. Approving the elimination of the fund's fundamental investment restriction with respect to investments in restricted securities. See page .

4.F. Approving the elimination of the fund's fundamental investment restriction with respect to investments in oil, gas and mineral interests. See page .

4.G. Approving the elimination of the fund's fundamental investment restriction with respect to investing to gain control of a company's management. See page .

4.H. Approving the elimination of the fund's fundamental
     investment restriction with respect to investments in other
     investment companies.  See page   .

5. Transacting other business as may properly come before the meeting.

By the Trustees

George Putnam, Chairman
William F. Pounds, Vice Chairman

Jameson A. Baxter                   John H. Mullin, III
Hans H. Estin                       Robert E. Patterson
John A. Hill                        Donald S. Perkins
Ronald J. Jackson                   George Putnam, III
Paul L. Joskow                      A.J.C. Smith
Elizabeth T. Kennan                 W. Thomas Stephens
Lawrence J. Lasser                  W. Nicholas Thorndike

WE URGE YOU TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN
THE POSTAGE-PAID ENVELOPE PROVIDED SO YOU WILL BE REPRESENTED AT
THE MEETING.

July   , 1998

Proxy Statement

This document will give you the information you need to vote on the matters listed on the previous page. Much of the information in the proxy statement is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you don't understand, please contact us at our special toll-free number, 1-800-225-1581, or call your financial adviser.

Who is asking for my vote?

The enclosed proxy is solicited by the Trustees of Putnam Master Income Trust for use at the Annual Meeting of Shareholders of the fund to be held on October 1, 1998, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Annual Meeting (see previous pages).

How do your fund's Trustees recommend that shareholders vote on these proposals?

The Trustees recommend that you vote

1. For fixing the number of Trustees as proposed and the election of all nominees;

2. For ratifying the selection of Coopers & Lybrand L.L.P. as the independent auditors of your fund;

3.A. For amending the fund's fundamental investment restriction with respect to diversification;

3.B. For amending the fund's fundamental investment restriction with respect to investments in the voting securities of a single issuer;

3.C. For amending the fund's fundamental investment restriction with respect to making loans;

3.D. For amending the fund's fundamental investment restriction with respect to investments in commodities;

3.E. For amending the fund's fundamental investment restriction with respect to investments in real estate;

4.A. For eliminating the fund's fundamental investment restriction with respect to investments in securities of issuers in which management of the fund or Putnam Investment
     Management, Inc. owns securities;

4.B. For eliminating the fund's fundamental investment restriction with respect to margin transactions;

4.C. For eliminating the fund's fundamental investment restriction with respect to short sales;

4.D. For eliminating the fund's fundamental investment restriction with respect to pledging assets;

4.E. For eliminating the fund's fundamental investment restriction with respect to investments in restricted securities;

4.F. For eliminating the fund's fundamental investment restriction with respect to investments in oil, gas and mineral interests;

4.G. For eliminating the fund's fundamental investment restriction with respect to investing to gain control of a company's management; and

4.H. For eliminating the fund's fundamental investment restriction with respect to investments in other investment companies.

Who is eligible to vote?

Shareholders of record at the close of business on July 10, 1998, are entitled to be present and to vote at the meeting or any adjourned meeting. The Notice of Annual Meeting, the proxy, and the Proxy Statement are being mailed to shareholders of record on
or about July   , 1998.

Each share is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with shareholders' instructions. If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before the meeting, your shares will be voted at the Trustees' discretion.

The Proposals

I.   ELECTION OF TRUSTEES

Who are the nominees for Trustees?

The Nominating Committee of the Trustees recommends that the number of Trustees be fixed at sixteen and that you vote for the election of the nominees described below. Each nominee is currently a Trustee of your fund and of the other Putnam funds.

The Nominating Committee of the Trustees consists solely of Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of your fund or of Putnam Investment Management, Inc., your fund's investment manager ("Putnam Management").

Jameson Adkins Baxter
[Insert Picture]

Ms. Baxter, age 54, is the President of Baxter Associates, Inc., a management and financial consulting firm which she founded in 1986. During that time, she was also a Vice President and Principal of the Regency Group, Inc., and a Consultant to First Boston Corporation, both of which are investment banking firms. From 1965 to 1986, Ms. Baxter held various positions in investment banking and corporate finance at First Boston.

Ms. Baxter currently also serves as a Director of Banta Corporation, Avondale Financial Corp., and ASHTA Chemicals, Inc. She is also the Chairman Emeritus of the Board of Trustees of Mount Holyoke College, having previously served as Chairman for five years and as a Board member for thirteen years; an Honorary Trustee and past President of the Board of Trustees of the Emma Willard School; and Chair of the Board of Governors of Good Shepherd Hospital. Ms. Baxter is a graduate of Mount Holyoke College.


Hans H. Estin
[Insert Picture]

Mr. Estin, age 69, is a Chartered Financial Analyst and the Vice Chairman of North American Management Corp., a registered investment adviser serving individual clients and their families. Mr. Estin currently also serves as a Corporation Member of The Schepens Eye Research Institute; and a Trustee of New England Aquarium. He previously served as the Chairman of the Board of Trustees of Boston University and is currently active in various other civic associations, including the Boys & Girls Clubs of Boston, Inc. Mr. Estin is a graduate of Harvard College and holds honorary doctorates from Merrimack College and Boston University.


John A. Hill
[Insert Picture]

Mr. Hill, age 56, is the Chairman and Managing Director of First
Reserve Corporation, a registered investment adviser investing in companies in the world-wide energy industry on behalf of institutional investors.

Prior to acquiring First Reserve in 1983, Mr. Hill held executive positions with several investment advisory firms and held various positions with the Federal government, including Associate
Director of the Office of Management and Budget and Deputy
Administrator of the Federal Energy Administration.

Mr. Hill currently also serves as a Director of Snyder Oil Corporation, an exploration and production company which he founded, TransMontaingne Oil Company, a refined oil product pipeline and distribution company, Weatherford Enterra, Inc., an oil field service company, various private companies controlled by First Reserve Corporation, and various First Reserve Funds. He is also a Member of the Board of Advisors of Fund Directions. He is currently active in various business associations, including the Economic Club of New York, and lectures on energy issues in the United States and Europe. Mr. Hill is a graduate of Southern Methodist University.


Ronald J. Jackson
[Insert Picture]

Mr. Jackson, age 54, was Chairman of the Board, President and Chief Executive Officer of Fisher-Price, Inc., a major toy manufacturer, from 1990 to 1993. He previously served as President and Chief Executive Officer of Stride-Rite, Inc., a manufacturer and distributor of footwear, from 1989 to 1990, and as President and Chief Executive Officer of Kenner Parker Toys, Inc., a major toy and game manufacturer, from 1985 to 1987. Prior to that, he held various financial and marketing positions at General Mills, Inc. from 1966 to 1985, including Vice President, Controller and Vice President of Marketing for Parker Brothers, a toy and game company, and President of Talbots, a retailer and direct marketer of women's apparel.

Mr. Jackson currently serves as a Trustee of Salem Hospital and the Peabody Essex Museum. Mr. Jackson is a graduate of Michigan
State University Business School.


Paul L. Joskow*
[Insert Picture]

Dr. Joskow, age 51, is Elizabeth and James Killian Professor of Economics and Management and former Chairman of the Department of Economics at the Massachusetts Institute of Technology. He has published three books and numerous articles on topics in industrial organization, government regulation of industry, and competition policy. Dr. Joskow currently serves as a Director of the New England Electric System, a public utility holding company, State Farm Indemnity Company, an automobile insurance company, and the Whitehead Institute for Biomedical Research, a non-profit research institution. He has been President of the Yale University Council since 1993. Dr. Joskow is active on industry restructuring, environmental, energy, competition, and privatization policies and has served as an advisor to governments and corporations around the world. He has been a consultant to National Economic Research Associates, Inc. since 1972 on these and related issues. Dr. Joskow is a graduate of Cornell University and Yale University. He is a Fellow of the Econometric Society and the American Academy of Arts and Sciences.


Elizabeth T. Kennan
[Insert Picture]

Ms. Kennan, age 60, is President Emeritus and Professor of Mount Holyoke College. From 1978 through June 1995, she was President of Mount Holyoke College. From 1966 to 1978, she was on the faculty of Catholic University, where she taught history and published numerous articles.

Ms. Kennan currently also serves as a Director of Bell Atlantic, a telecommunications company, Northeast Utilities, the Kentucky Home Life Insurance Companies, and Talbots. She also serves as a Member of The Folger Shakespeare Library Committee. She is currently active in various educational and civic associations. Ms. Kennan is a graduate of Mount Holyoke College, the University of Washington and St. Hilda College at Oxford University and holds several honorary doctorates.


Lawrence J. Lasser*
[Insert Picture]

Mr. Lasser, age 55, is a Vice President of your fund and each of the other Putnam funds. He has been the President, Chief
Executive Officer and a Director of Putnam Investments, Inc. and
Putnam Management since 1985, having begun his career there in 1969.

Mr. Lasser currently also serves as a Director of Marsh & McLennan Companies, Inc., the parent company of Putnam Management, and the United Way of Massachusetts Bay. He is a Member of the Board of Overseers of the Museum of Fine Arts in Boston, The Council on Foreign Relations, and a Member of the Board of Governors and Executive Committee at the Investment Company Institute. He is also a Trustee of the Beth Israel\Deaconess Medical Center in Boston and the Vineyard Open Land Foundation. Mr. Lasser is a graduate of Antioch College and Harvard Business School.


John H. Mullin, III
[Insert Picture]

Mr. Mullin, age 57, is Chairman and CEO of Ridgeway Farm, a limited liability company engaged in timber activities and farming. Prior to establishing Ridgeway Farm, Mr. Mullin was a Managing Director of Dillon, Read & Co. Inc., an investment banking firm.

Mr. Mullin currently serves as a Director of ACX Technologies, Inc., a company engaged in the manufacture of industrial ceramics and packaging products; Alex. Brown Realty, Inc., a real estate investment company and The Liberty Corporation, a company engaged in the life insurance and broadcasting industries. Mr. Mullin previously served as a Director of Dillon, Read & Co. Inc., Adolph Coors Company, Crystal Brands, Inc., Fisher-Price, Inc., Mattel Inc. and The Ryland Group, Inc. Mr. Mullin is a Trustee Emeritus of Washington & Lee University where he served as Chairman of the Investment Committee. Mr. Mullin is a graduate of Washington & Lee University and The Wharton Graduate School at the University of Pennsylvania.


Robert E. Patterson
[Insert Picture]

Mr. Patterson, age 53, is the President and a Trustee of Cabot Industrial Trust, a publicly traded real estate investment trust. Prior to February 1998 he was Executive Vice President and Director of Acquisitions of Cabot Partners Limited Partnership, a registered investment adviser which managed real estate investments for institutional investors. Prior to 1990, he was the Executive Vice President of Cabot, Cabot & Forbes Realty Advisors, Inc., the predecessor company of Cabot Partners. Prior to that, he was a Senior Vice President of the Beal Companies, a real estate management, investment and development company. He has also worked as an attorney and held various positions in state government, including the founding Executive Director of the Massachusetts Industrial Finance Agency.

Mr. Patterson currently also serves as Chairman of the Joslin
Diabetes Center, a Trustee of Sea Education Association and a
Director of Brandywine Trust Company. Mr. Patterson is a graduate of Harvard College and Harvard Law School.



Donald S. Perkins*
[Insert Picture]

Mr. Perkins, age 71, is the retired Chairman of the Board of Jewel Companies, Inc., a diversified retailer, where among other roles he served as President, Chief Executive Officer and Chairman of the Board from 1965 to 1980. He currently also serves as a Director of various other public corporations, including AON Corp., an insurance company, Cummins Engine Company, Inc., an engine and power generator equipment manufacturer and assembler, Current Assets L.L.C., a corporation providing financial staffing services, LaSalle Street Fund, Inc. and LaSalle U.S. Realty Income and Growth Fund, Inc., real estate investment trusts, Lucent Technologies Inc., Nanophase Technologies Inc., a producer of nano crystaline materials, Ryerson Tull, Inc., America's largest steel service corporation, Springs Industries, Inc., a textile manufacturer, and Time Warner, Inc., one of the nation's largest media conglomerates.
He previously served as a Director of several other major public corporations, including Corning Glass Works, Eastman Kodak Company, Firestone Tire & Rubber Company and Kmart Corporation.

Mr. Perkins currently also serves as a Trustee and Vice Chairman of Northwestern University. He is currently active in various civic and business associations, including the Business Council and the Civic Committee of the Commercial Club of Chicago, of which he is the founding Chairman. Mr. Perkins is a graduate of Yale University and Harvard Business School and holds an honorary doctorate from Loyola University of Chicago.


William F. Pounds
[Insert Picture]

Dr. Pounds, age 70, is the Vice Chairman of your fund and of the other Putnam funds. He has been a Professor of Management at the Alfred P. Sloan School of Management at the Massachusetts Institute of Technology since 1961 and served as Dean of that School from 1966 to 1980. He previously served as Senior Advisor to the Rockefeller Family and Associates and was a past Chairman of Rockefeller & Co., Inc., a registered investment adviser which manages Rockefeller family assets, and Rockefeller Trust Company.

Dr. Pounds currently also serves as a Director of IDEXX Laboratories, Inc., Management Sciences For Health, Inc. and Sun Company, Inc. He is also a Trustee of the Museum of Fine Arts in Boston and a Fellow of The American Academy of Arts and Sciences. He previously served as a Director of Fisher-Price, Inc., General Mills, Inc., PerSeptive Biosystems, Inc., and an Overseer of WGBH Educational Foundation. Dr. Pounds is a graduate of Carnegie-Mellon University.

George Putnam*
[Insert Picture]

Mr. Putnam, age 71, is the Chairman and President of your fund and each of the other Putnam funds. He is the Chairman and a Director of Putnam Management and Putnam Mutual Funds Corp. and a Director of Marsh & McLennan, their parent company. Mr. Putnam is the son of the founder of the Putnam funds and Putnam Management and has been employed in various capacities by Putnam Management since 1951, including Chief Executive Officer from 1961 to 1973. He is a former Overseer and Treasurer of Harvard University; a past Chairman of the Harvard Management Company; and a Trustee Emeritus of Wellesley College and Bradford College.

Mr. Putnam currently also serves as a Director of Freeport Copper and Gold, Inc., a mining and natural resources company and Houghton Mifflin Company, a major publishing company. He is also a Trustee of Massachusetts General Hospital, McLean Hospital, Vincent Memorial Hospital, WGBH Educational Foundation and the Museum of Fine Arts in Boston; the New England Aquarium; an Overseer of the Museum of Science in Boston, Northeastern University and College of the Atlantic; and a Fellow of The American Academy of Arts and Sciences. Mr. Putnam is a graduate of Harvard College and Harvard Business School and holds honorary doctorates from Bates College and Harvard University.


George Putnam, III*
[Insert Picture]

Mr. Putnam, age 46, is the President of New Generation Research, Inc., a publisher of financial advisory and other research services relating to bankrupt and distressed companies, and New Generation Advisers, Inc., a registered investment adviser which provides advice to private funds specializing in investments in such companies. Prior to founding New Generation in 1985, Mr. Putnam was an attorney with the Philadelphia law firm Dechert Price & Rhoads.

Mr. Putnam currently also serves as a Director of the Massachusetts Audubon Society and The Boston Family Office, L.L.C., a registered investment advisor that provides financial advice to individuals and families. He is also a Trustee of the Sea Education Association and St. Mark's School and an Overseer of the New England Medical Center. Mr. Putnam is a graduate of Harvard College, Harvard Business School and Harvard Law School.


A.J.C. Smith*
[Insert Picture]

Mr. Smith, age 64, is the Chairman and Chief Executive Officer of Marsh & McLennan Companies, Inc. He has been employed by Marsh & McLennan and related companies in various capacities since 1961. Mr. Smith is a Director of the Trident Corp., and he also serves as a Trustee of the Carnegie Hall Society, the Central Park Conservancy, the Educational Broadcasting Corporation, the Economic Club of New York, the U.S. Chamber of Commerce, and is a Founder of the Museum of Scotland Society. He was educated in Scotland and is a Fellow of the Faculty of Actuaries in Edinburgh, a Fellow of the Canadian Institute of Actuaries, a Fellow of the Conference of Actuaries, an Associate of the Society of Actuaries, a Member of the American Academy of Actuaries, the International Actuarial Association and the International Association of Consulting Actuaries.


W. Thomas Stephens
[Insert Picture]

Mr. Stephens, age 55, is the President and Chief Executive Officer of MacMillan Bloedel Ltd. Mr. Stephens retired in 1996 as Chairman of the Board of Directors, President and Chief Executive Officer of Johns Manville Corporation, an insulation and roofing systems company. He also served as Executive Vice President and Chief Financial Officer of Manville and in total had 27 years of experience with Manville and its predecessor companies.

Mr. Stephens serves as a Director for Qwest Communications, a fiber optics manufacturer and New Century Energies, a public utility company. Mr. Stephens is a Member of the Colorado Forum and Trustee of the Denver Art Museum and The University of Arkansas Advisory Council. He is currently a Visiting Professor at the Graduate School of Business at the University of Colorado. Mr. Stephens is a graduate of the University of Arkansas.


W. Nicholas Thorndike**
[Insert Picture]

Mr. Thorndike, age 65, serves as a Director of various corporations and charitable organizations, including Data General Corporation, a computer and high technology company, Bradley Real Estate, Inc., a real estate investment firm, Providence Journal Co., a newspaper publisher, and Courier Corporation, a book binding and printing company. He is also a Trustee of Cabot Industrial Trust, Eastern Utilities Associates, Massachusetts General Hospital, where he previously served as chairman and president, and Northeastern University.

Prior to December 1988, he was the Chairman of the Board and Managing Partner of Wellington Management Company/Thorndike, Doran, Paine & Lewis, a registered investment adviser which manages mutual funds and institutional assets. He also previously served as a Trustee of the Wellington Group of Funds (now The Vanguard Group) and was the Chairman and a Director of Ivest Fund, Inc. Mr. Thorndike is a graduate of Harvard College.


----------------------------

* Nominees who are or may be deemed to be "interested persons" (as defined in the Investment Company Act of 1940) of your fund, Putnam Management, and Putnam Mutual Funds Corp. ("Putnam Mutual Funds"), the principal underwriter for all the open-end Putnam funds and an affiliate of Putnam Management. Messrs. Putnam, Lasser, and Smith are deemed "interested persons" by virtue of their positions as officers or shareholders of your fund, or directors of Putnam Management, Putnam Mutual Funds, or Marsh & McLennan Companies, Inc., the parent company of Putnam Management and Putnam Mutual Funds. Mr. George Putnam, III, Mr. Putnam's son, is also an "interested person" of your fund, Putnam Management, and Putnam Mutual Funds. Mr. Perkins may be deemed to be an "interested person" of your fund because of his service as a director of a certain publicly held company that includes registered broker-dealer firms among its subsidiaries. Neither your fund nor any of the other Putnam funds currently engages in any transactions with such firms except that certain of such firms act as dealers in the retail sale of shares of certain Putnam funds in the ordinary course of their business. Mr. Joskow is not currently an "interested person" of your fund but could be deemed by the Securities and Exchange Commission to be an "interested person" on account of his consulting relationship with National Economic Research Associates, Inc. which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. The balance of the nominees are not "interested persons."

** In February 1994 Mr. Thorndike accepted appointment as a successor trustee of certain private trusts in which he has no beneficial interest. At that time he also became Chairman of the Board of two privately owned corporations controlled by such trusts, serving in that capacity until October 1994. These corporations filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in August 1994.

Except as indicated above, the principal occupations and business experience of the nominees for the last five years have been with the employers indicated, although in some cases they have held different positions with those employers. Except for Messrs. Joskow, Mullin and Stephens, all the nominees were elected by the shareholders in October 1997. Mr. Stephens was elected by the other Trustees in September 1997 and Messrs. Joskow and Mullin were elected by the other Trustees in November 1997. The 16 nominees for election as Trustees at the shareholder meeting of your fund who receive the greatest number of votes will be elected Trustees of your fund. The Trustees serve until their successors are elected and qualified. Each of the nominees has agreed to serve as a Trustee if elected. If any of the nominees is unavailable for election at the time of the meeting, which is not anticipated, the Trustees may vote for other nominees at their discretion, or the Trustees may fix the number of Trustees at less than 16 for your fund.


What are the Trustees' responsibilities?

Your fund's Trustees are responsible for the general oversight of your fund's business and for assuring that your fund is managed in the best interests of its shareholders. The Trustees periodically review your fund's investment performance as well as the quality of other services provided to your fund and its shareholders by Putnam Management and its affiliates, including administration, custody and investor servicing. At least annually, the Trustees review the fees paid to Putnam Management and its affiliates for these services and the overall level of your fund's operating expenses. In carrying out these responsibilities, the Trustees are assisted by an independent administrative staff and by your fund's auditors and legal counsel, which are selected by the Trustees and are independent of Putnam Management and its affiliates.

Do the Trustees have a stake in your fund?

The Trustees believe it is important that each Trustee have a significant investment in the Putnam funds.  The Trustees
allocate their investments among the more than 101 Putnam funds based on their own investment needs.  The Trustees' aggregate
investments in the Putnam funds total over $    million.  The
table below lists each Trustee's current investments in the fund and in the Putnam funds as a group based on beneficial ownership.
Except as otherwise noted, each Trustee has sole voting power and sole investment power with respect to his or her shares.
Share Ownership by Trustees
(table> [CAPTION]
[S]                       [C]                  [C]                 [C]
                         Year first                              Number of
                         elected as          Number of           shares of
                         Trustee of          shares of the       all Putnam
                         the Putnam          fund owned          funds owned
Trustees                 funds               as of 5/29/98       as of 5/29/98
                                                                 (1)
-------------------------------------------------------------------------------
Jameson A. Baxter       1994
Hans H. Estin           1972
John A. Hill            1985
Ronald J. Jackson       1996
Paul L. Joskow          1997
Elizabeth T. Kennan     1992
Lawrence J. Lasser      1992
John H. Mullin, III     1997
Robert E. Patterson     1984
Donald S. Perkins       1982
William F. Pounds       1971
George Putnam           1957
George Putnam, III      1984
A.J.C. Smith            1986
W. Thomas Stephens      1997
W. Nicholas Thorndike   1992
--------------------------------------------------------------------------------

(1) These holdings do not include shares of Putnam money market funds.
(2) Mr. Jackson has shared investment power and shared voting power with respect to such shares.
(3) Ms. Kennan is the custodian of a trust which owns of these shares and in which she has no economic interest.
(4) Mr. Smith has shared investment power and shared voting power with respect to such shares.
(5) Elected as a Trustee in November 1997.
(6) Elected as a Trustee in September 1997.
[/TABLE]
As of May 29, 1998, the Trustees and officers of the fund owned a
total of       shares of the fund, comprising less than 1% of its
outstanding shares on that date.

What are some of the ways in which the Trustees represent shareholder interests?

The Trustees believe that, as substantial investors in the Putnam funds, their interests are closely aligned with those of individual shareholders. Among other ways, the Trustees seek to represent shareholder interests:

        by carefully reviewing your fund's investment performance on an individual basis with your fund's managers;


        by also carefully reviewing the quality of the various other services provided to the funds and their shareholders by Putnam Management and its affiliates;


        by discussing with senior management of Putnam Management steps being taken to address any performance deficiencies;


        by reviewing the fees paid to Putnam Management to ensure that such fees remain reasonable and competitive with those of other mutual funds, while at the same time providing Putnam Management sufficient resources to continue to provide high quality services in the future;


        by monitoring potential conflicts between the funds and Putnam Management and its affiliates to ensure that the funds continue to be managed in the best interests of their shareholders; and


        by also monitoring potential conflicts among funds to ensure that shareholders continue to realize the benefits of participation in a large and diverse family of funds.



How often do the Trustees meet?

The Trustees meet each month (except August) over a two-day period to review the operations of your fund and of the other Putnam funds. A portion of these meetings is devoted to meetings of various Committees of the board which focus on particular matters. These currently include: the Committee of Independent Trustees, which conducts an annual review of all contractual arrangements with Putnam Management and its affiliates; the Contract Committee, which reviews such matters on an interim basis during the course of the year; the Communication and Service Committee, which reviews the quality of services provided by your fund's investor servicing agent and custodian; the Pricing, Brokerage and Special Investments Committee, which reviews matters relating to valuation of securities, best execution, brokerage costs and allocations and new investment techniques; the Audit Committee, which reviews accounting policies and the adequacy of internal controls and supervises the engagement of the funds' auditors; the Compensation, Legal Administrative Affairs Committee, which reviews the compensation of the Trustees and their administrative staff and supervises the engagement of the funds' independent counsel; the Nominating Committee, which is responsible for selecting nominees for election as Trustees, and the Closed-end Fund Committee, which is responsible for reviewing special issues applicable to closed-end funds such as your fund.

Each Trustee generally attends at least two formal committee meetings during each regular meeting of the Trustees. During 1997, the average Trustee participated in approximately 40 committee and board meetings. In addition, the Trustees meet in small groups with Chief Investment Officers and Portfolio Managers to review recent performance and the current investment climate for selected funds. These meetings ensure that each fund's performance is reviewed in detail at least twice a year. The Committee of Independent Trustees and the Contract Committee typically meet on several additional occasions during the year to carry out their responsibilities. Other Committees, including an Executive Committee, may also meet on special occasions as the need arises.

What are the Trustees paid for their services?

Each Trustee receives a fee for his or her services. Each Trustee also receives fees for serving as Trustee of the other Putnam funds. The Trustees periodically review their fees to assure that such fees continue to be appropriate in light of their responsibilities as well as in relation to fees paid to trustees of other mutual fund complexes. The Compensation Committee, which consists solely of Trustees not affiliated with Putnam Management, estimates that Committee and Trustee meeting time together with the appropriate preparation requires the equivalent of at least three business days per Trustee meeting. The following table shows the fees paid to each Trustee by the fund for fiscal 1997 and the fees paid to each Trustee by all of the Putnam funds during calendar year 1997:
COMPENSATION TABLE

                                             Pension or           Estimated          Total
                          Aggregate          retirement     annual benefits   compensation
                       compensation    benefits accrued            from all       from all
                           from the          as part of        Putnam funds         Putnam
Trustees                    fund(1)       fund expenses  upon retirement(2)    funds(3)(5)
-------------------------------------------------------------------------------------------
Jameson A. Baxter             $977              $309            $87,500       $176,00   (4)
Hans H. Estin                  968               958             87,500       175,000
John A. Hill                   972               359             87,500       175,000   (4)
Ronald J. Jackson              977                68             87,500       176,000   (4)
Paul L. Joskow (5)              --                --             87,500        25,500
Elizabeth T. Kennan            967               600             87,500       174,000
Lawrence J. Lasser             957               450             87,500       172,000
John H. Mullin, III (5)         --                --             87,500        25,500
Robert E. Patterson            977               287             87,500       176,000
Donald S. Perkins              977              1042             87,500       176,000
William F. Pounds (6)         1053               999             98,000       201,000
George Putnam                  972              1099             87,500       175,000
George Putnam, III             967               189             87,500       174,000
A.J.C. Smith                   947               642             87,500       170,000
W. Thomas Stephens (7)          --                --             87,500        53,000   (4)
W. Nicholas Thorndike          977               862             87,500 176,000

(1) Includes an annual retainer and an attendance fee for each meeting attended.
(2) Assumes that each Trustee retires at the normal retirement date.  Estimated benefits for each Trustee are based on Trustee fee rates in effect during calendar 1997.
(3) As of December 31, 1997, there were 101 funds in the Putnam family.
(4) Includes compensation deferred pursuant to a Trustee Compensation Deferral Plan.
(5) Elected as a Trustee in November 1997.
(6) Includes additional compensation for service as Vice Chairman of the Putnam funds.
(7) Elected as a Trustee in September 1997.

Under a Retirement Plan for Trustees of the Putnam funds (the "Plan"), each Trustee who retires with at least five years of service as a Trustee of the funds is entitled to receive an annual retirement benefit equal to one-half of the average annual compensation paid to such Trustee for the last three years of service prior to retirement. This retirement benefit is payable during a Trustee's lifetime, beginning the year following retirement, for a number of years equal to such Trustee's years of service. A death benefit is also available under the Plan which assures that the Trustee and his or her beneficiaries will receive benefit payments for the lesser of an aggregate period of (i) ten years or (ii) such Trustee's total years of service.

The Plan Administrator (a committee comprised of Trustees that are not "interested persons" of the fund, as defined in the Investment Company Act of 1940) may terminate or amend the Plan at any time, but no termination or amendment will result in a reduction in the amount of benefits (i) currently being paid to a Trustee at the time of such termination or amendment, or (ii) to which a current Trustee would have been entitled to receive had he or she retired immediately prior to such termination or amendment.

For additional information about your fund, including further information about its Trustees and officers, please see "Fund
Information," on page    .

Putnam Investments

Putnam Investment Management, Inc. and its affiliates, Putnam Mutual Funds and Putnam Fiduciary Trust Company, your fund's investor servicing agent and custodian, are owned by Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109, a holding company that is in turn owned by Marsh & McLennan Companies, Inc., which has executive offices at 1166 Avenue of the Americas, New York, New York 10036.

Marsh & McLennan Companies, Inc. and its operating subsidiaries are professional services firms with insurance and reinsurance brokerage, consulting, and investment management businesses.

The Trustees recommend that you vote "FOR" all Nominees.

2.  RATIFICATION OF INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts, independent accountants, has been selected by the Trustees as the independent auditor of your fund for the current fiscal year. Among the country's preeminent accounting firms, this firm also serves as the auditor for approximately half of the other funds in the Putnam family. It was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services, and the competitiveness of its fees.


A majority of the votes on the matter is necessary to ratify the selection of auditors. A representative of the independent auditors is expected to be present at the meeting to make statements and to respond to appropriate questions.

In November 1997, the partners of Coopers & Lybrand L.L.P. and Price Waterhouse LLP voted to approve the merger of their practices worldwide. Coopers & Lybrand L.L.P. and Price Waterhouse expect the merger, which is subject to approval by the regulators, to become effective in mid 1998.

The Trustees recommend that you vote "FOR" Proposal 2.

PROPOSALS 3 AND 4

As described in the following proposals, the Trustees are recommending that shareholders approve a number of changes to your fund's fundamental investment restrictions, including the elimination of certain restrictions. The purpose of these proposed changes is to standardize the investment restrictions of all of the Putnam funds, including your fund where appropriate, and in certain cases to increase the fund's investment flexibility. By having standard investment restrictions for all Putnam funds, Putnam Management will be able to more easily monitor each fund's compliance with its investment policies. Many of these changes will have little practical effect on the way the fund is managed given the fund's current investment objective and policies.

The adoption of any of these proposals is not contingent on the adoption of any other proposal.

3.A. AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
    RESPECT TO DIVERSIFICATION

The Trustees are recommending that the fund's fundamental investment restriction with respect to the diversification of investments be revised to reflect the standard restriction used by other Putnam funds and to grant the fund the maximum investment flexibility permitted by the Investment Company Act of 1940, as amended (the "1940 Act").
Under the 1940 Act, the fund, as a diversified fund, generally may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer (except U.S. government securities). The remaining 25% of the fund's total assets is not subject to this restriction.

  The fund's current restriction is more restrictive, and states that the fund may not:

    "Invest in securities of any issuer if, immediately after such investment, more than 5% of the total assets of the fund (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to securities of the U.S. government or its agencies or instrumentalities or, with respect to 25% of the fund's total assets, to securities of any foreign government or its agencies or instrumentalities, securities of supranational entities and securities backed by the credit of a governmental entity."

The proposed amended fundamental investment restriction is set forth below.

    "The fund may not ...

    With respect to 75% of its total assets, invest in the securities of any issuer if, immediately after such investment, more than 5% of the total assets of the fund (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities."

If the proposal is approved, the fund will be able to invest up to 25% of its total assets in the securities of any issuer. The amended restriction would continue to exclude from its limitations U.S. government securities, and would clarify, consistent with the definition under the 1940 Act, that U.S. government securities include obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities. The fund will continue to be able to invest up to 25% of its assets in debt obligations issued by, or backed by the credit of, any foreign government or its agencies or instrumentalities, to the extent consistent with the requirements of the 1940 Act.

Putnam Management believes that this enhanced investment flexibility could assist the fund in achieving its investment objective. However, during times when Putnam Management invests a higher percentage of the fund s assets in one or more issuers, the value of the fund s shares may fluctuate more widely than the value of shares of a portfolio investing in a larger number of issuers.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

3.B. AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH RESPECT TO INVESTMENTS IN THE VOTING SECURITIES OF A SINGLE ISSUER

The Trustees are recommending that the fund's fundamental investment restriction with respect to investments in the voting securities of a single issuer be revised to reflect the standard restriction used by other Putnam funds and to grant the fund the maximum flexibility permitted under the 1940 Act. The 1940 Act prohibits a diversified fund such as the fund from investing, with respect to 75% of its total assets, in the securities of an issuer if as a result it would own more than 10% of the outstanding voting securities of that issuer.
The fund's current investment restriction, which is more restrictive than the 1940 Act, states that the fund may not:

    "Acquire more than 10% of the voting securities of any issuer."

The proposed amended fundamental investment restriction is set forth below.

    "The fund may not ...

    With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer."

The amendment enables the fund to purchase more than 10% of the voting securities of an issuer with respect to 25% of the fund's total assets. Since the fund invests primarily in fixed-income securities, which are not typically voting securities, this proposal will have little practical effect on the fund. Nevertheless, Putnam Management believes it would be in the best interest of the fund to conform the policy to provide the fund with maximum flexibility should circumstances change.

To the extent the fund individually or with other funds and accounts managed by Putnam Management or its affiliates were to own all or a major portion of the outstanding voting securities of a particular issuer, under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer the fund could find it more difficult to sell these voting securities when Putnam Management believes it advisable to do so, or may be able to sell the securities only at prices significantly lower than if they were more widely held.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

3.C.  AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
      RESPECT TO MAKING LOANS

The Trustees are recommending that the fund's fundamental investment restriction with respect to making loans be revised to reflect the standard restriction expected to be used by other Putnam funds and to clarify that the fund is permitted to participate in a proposed "interfund lending program." The current restriction states that the fund may not:


    "Make loans, except by purchase of debt obligations in which the fund may invest consistent with its investment policies, by entering into repurchase agreements with respect to not more than 25% of its total assets (taken at current value), or through the lending of its portfolio securities with respect to not more than 25% of its total assets."

The proposed amended fundamental investment restriction is set forth below.

    "The fund may not ...


    Make loans, except by purchase of debt obligations in which the fund may invest consistent with its investment policies
    (including without limitation debt obligations issued by other Putnam funds), by entering into repurchase agreements, or by lending its portfolio securities."

If the proposal is approved, the fund would be able to participate in an interfund lending
program that would allow the fund, through a master loan agreement, from time to time to lend available cash to other Putnam funds to meet such funds' temporary or emergency borrowing needs. By the terms of the program, a borrowing fund would be obligated to repay a lending fund. As such, the lending fund could be viewed in such a circumstance as effectively "purchasing" a debt obligation of such a borrowing fund.
  The fund would only make loans
under the program if it could receive an interest rate higher than those available for repurchase agreements. There is a risk that a fund could experience a delay in obtaining prompt repayment of a loan and, unlike repurchase agreements, the fund would not necessarily have received collateral for its loan. A delay in obtaining prompt payment could cause the fund to miss an investment opportunity or to incur costs to borrow money to replace the delayed payment.

Since the Putnam funds may be considered affiliated parties, interfund lending may be prohibited by the 1940 Act and would be implemented only upon receipt of an exemptive order of the Securities and Exchange Commission.

Required Vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy. Voting by one fund does not affect the other fund.

3.D. AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH RESPECT TO INVESTMENTS IN COMMODITIES

The Trustees are recommending that the fund's fundamental investment restriction with respect to investments in commodities be revised to reflect the standard restriction used by other Putnam funds. The current restriction states that the fund may not:

    "Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts and related options, and futures, forward contracts and options on foreign currencies."

The proposed amended fundamental restriction is set forth below:

    "The fund may not ...

    Purchase or sell commodities or commodity contracts, except that the fund may purchase and sell financial futures contracts and options and may enter into foreign exchange contracts and other financial transactions not involving physical commodities."

Under the revised restriction, the fund will continue to be able to engage in a variety of transactions involving the use of financial futures and options, as well as various other financial transactions to the extent consistent with its investment objective and policies. Although the fund may already engage in many of these activities, Putnam Management believes that the revised language more clearly sets forth the fund's policy. The addition of financial transactions not involving physical commodities is intended to give the fund maximum flexibility to invest in a variety of financial instruments that could technically be considered commodities, but which do not involve the direct purchase or sale of physical commodities, which is the intended focus of the restriction. Foreign exchange transactions are subject to many of the risks associated with futures and options.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

3.E.  AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
      RESPECT TO INVESTMENTS IN REAL ESTATE


The

Trustees
 are recommending that the fund's fundamental investment restriction with respect to investments in real estate be revised to reflect the standard restriction used by other Putnam funds and to grant the fund greater flexibility. The current restriction states that the fund may not:

    "Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate and securities representing interests in real estate."

The proposed amended fundamental investment restriction is set forth below.


    "The fund may not ...

    Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate, and securities which represent interests in real estate, and it may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein."

If the proposal is approved, the fund would be able to own real estate directly as a result of the exercise of its rights in connection with debt obligations it owns. In such cases, the ability to acquire and dispose of real estate may serve to protect the fund during times where an issuer of debt securities is unable to meet its obligations. Putnam Management believes that this enhanced flexibility could assist the fund in achieving its investment objective.

To the extent the fund holds real estate-related securities, it will be subject to the risks associated with the real estate market. These risks may include declines in the value of real estate, changes in general or local economic conditions, overbuilding, difficulty in completing construction, increased competition, changes in zoning laws, increases in property taxes and operating expenses, and variations in rental income. Generally, increases in interest rates will increase the costs of obtaining financing, which may result in a decrease in the value of such investments.

In addition, in order to enforce its rights in the event of a default of an issuer of these securities, the fund may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations. This could increase the fund's operating expenses and adversely affect the fund's net asset value.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

4.A. ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
     RESPECT TO INVESTMENTS IN SECURITIES OF ISSUERS IN WHICH
     MANAGEMENT OF THE FUND OR PUTNAM INVESTMENT MANAGEMENT, INC. OWNS
     SECURITIES

The Trustees are recommending eliminating the fund's fundamental investment restriction which prevents the fund from investing in the securities of issuers in which management of the fund or Putnam Management owns a certain percentage of securities. The restriction states that the fund may not:

    "Invest in securities of any issuer, if, to the knowledge of the fund, officers and Trustees of the fund and officers and directors of Putnam who beneficially own more than 0.5% of the securities of that issuer together own more than 5% of such securities."


The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund may invest in the securities of any issuer without regard to ownership in such issuer by management of the fund or Putnam Management, except to the extent prohibited by the fund's investment policies or the 1940 Act. Putnam Management believes that this enhanced flexibility could assist the fund in meeting its investment objective.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.


4.B. ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
     RESPECT TO MARGIN TRANSACTIONS

The Trustees are recommending that the fund's fundamental investment restriction with respect to margin transactions be eliminated.
"Margin transactions" involve the purchase of securities with money borrowed from a broker, with cash or eligible securities being used as collateral against the loan. The current restriction states that the fund may not:

    "Purchase securities on margin, except such short term credits as may be necessary for the clearance of purchases and sales of securities, and except that it may make margin payments in connection with transactions in futures contracts and options."

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund would have no formal restriction with respect to engaging in margin transactions. However, the fund's potential use of margin transactions beyond transactions in financial futures and options and for the clearance of purchases and sales of securities, including the use of margin in ordinary securities transactions, is currently limited by SEC guidelines which prohibit margin transactions because they create senior securities. The fund's ability to engage in margin transactions is also limited by its investment policies, which generally permit the fund to borrow money only in limited circumstances.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.


4.C. ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
     RESPECT TO SHORT SALES

The Trustees are recommending that the fund's fundamental investment restriction with respect to short sales be eliminated. The current restriction states that the fund may not:

    "Make short sales of securities or maintain a short position for the account of the fund unless at all times when a short position is open it owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and in equal amount to, the securities sold short."

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund would be able to engage in short sales other than those "against the box" (in which the fund owns or has the right to acquire at no added cost securities identical to those sold short). However, Putnam Management does not currently intend to engage in short sales on behalf of the fund.

In a typical short sale, the fund would borrow securities from a broker that it anticipates will decline in value in order to sell to a third party. The fund becomes obligated to return securities of the same issue and quantity at some future date, and it realizes a loss to the extent the securities increase in value and a profit to the extent the securities decline in value (after including any associated costs). Since the value of a particular security can increase without limit, the fund could potentially realize losses with respect to short sales which are not "against the box" that are significantly greater than the value of the securities at the time they are sold short.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.


4.D. ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
     RESPECT TO PLEDGING ASSETS

The Trustees are recommending that the fund's fundamental investment restriction which limits the fund's ability to pledge its assets be eliminated. The current restriction states that the fund may not:

    "Pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 15% of its total assets (taken at current value) and then only to secure borrowings permitted by restriction 1 above. Collateral arrangements with respect to margin for futures contracts and options are not deemed to be pledges or other encumbrances for purposes of this restriction."
     [Restriction
     1
    allows the fund to borrow money in amounts of up to 15% of the value of its total assets for temporary or emergency purposes.]


The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

This proposal would remove all restrictions on the fund's ability to pledge assets. Putnam Management recommended the proposal to the Trustees because it believes that the fund's current limits on pledging may conflict with the fund's ability to borrow money for temporary or emergency purposes. This conflict arises because lenders may require borrowers such as the fund to pledge assets in order to collateralize the amount borrowed. Often, these collateral requirements are for amounts larger than the principal amount of the loan. If the fund needed to borrow the maximum amount permitted by its policies (currently 15% of its total assets), it might be possible that a bank would require collateral in excess of 15% of the fund's total assets. Therefore, the limit on pledging assets may have the effect of reducing the amount that the fund may borrow in these situations.

Pledging assets does entail certain risks. To the extent that the fund pledges its assets, the fund may have less flexibility in liquidating its assets. If a large portion of the fund's assets were involved, the fund's ability to meet other obligations could be delayed.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.


4.E. ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION
     WITH RESPECT TO INVESTMENTS IN RESTRICTED SECURITIES

The Trustees are recommending that the fund's fundamental investment restriction which limits the fund's investments in securities subject to restrictions on resale, which are known as "restricted securities," be eliminated. The current fundamental investment restriction states that the fund may not:

    "Purchase securities restricted as to resale if, as a result, such investments would exceed 15% of the value of the fund's net assets, excluding restricted securities that have been determined by the Trustees of the fund (or the person designated by them to make such determinations) to be readily marketable."


Putnam Management recommended that this restriction be eliminated because it is unnecessary in light of current regulatory requirements; the 1940 Act does not require the fund to have such a restriction. Current regulatory requirements relating to "restricted securities" prohibit the fund from investing more than 15% of its net assets in any combination of (a) securities which are not readily marketable,
(b) securities restricted as to resale (excluding securities determined by the Trustees of the fund (or the person designated by the Trustees of the fund to make such determinations) to be readily marketable), and (c) repurchase agreements maturing in more than seven days.

To the extent the fund invests in restricted securities, the fund may encounter difficulty in determining the fair value of such securities. The fund also may be unable to sell such securities at a time when it may otherwise be desirable to do so or may have to sell them at less than fair market value.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

4.F. ElIMNATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
     RESPECT TO INVESTMENTS IN OIL, GAS AND MINERAL INTERESTS

The Trustees are recommending that the fund's fundamental investment restriction relating to investments in oil, gas and mineral interests be eliminated. The current restriction states that the fund may not:

    "Buy or sell oil, gas, or other mineral leases, rights or royalty contracts, although it may purchase securities of issuers which deal in, represent interests in or are secured by interests in such leases, rights or contracts."

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund would be able to invest directly in oil, gas and mineral interests, and in a variety of securities the value of which is dependent upon the value of such interests. Investments in oil, gas and other mineral leases, rights or royalty contracts, and in securities which derive their value in part from such instruments, entail certain risks. The prices of these investments are subject to substantial fluctuations, and may be affected by unpredictable economic and political circumstances such as social, political, or military disturbances, the taxation and regulatory policies of various governments, the activities and policies of OPEC (an organization of major oil producing countries), the existence of cartels in such industries, the discovery of new reserves and the development of new techniques for producing, refining and transporting such materials and related products, the development of new technology, energy conservation practices, and the development of alternative energy sources and alternative uses for such materials and related products. In addition, in order to enforce its rights in the event of a default of an issuer of these securities, the fund may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations. This could increase the fund's operating expenses and adversely affect the yield on its shares.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

4.G. ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
     RESPECT TO INVESTING TO GAIN CONTROL OF A COMPANY'S MANAGEMENT

The Trustees are recommending that the fund's fundamental investment restriction which states that the fund may not "[m]ake investments for the purpose of gaining control of a company's management" be eliminated. Eliminating the restriction would make it clear that the fund can freely exercise its rights as a shareholder of the various companies in which it may invest, which activities could at times fall under the technical definition of control under the securities laws. These rights may include the right to actively oppose or support the management of such companies.

Since the fund invests primarily in fixed-income securities, this proposal will not impact the majority of the fund's investments.
Nevertheless, Putnam Management believes it would be in the best interest of the fund to eliminate the restriction.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

4.H. ELIMINATING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION
    WITH RESPECT TO INVESTMENTS IN OTHER INVESTMENT COMPANIES

The Trustees are recommending that the fund's fundamental investment restriction with respect to investments in investment companies be eliminated. The current restriction states that the fund may not:

    "Invest in the securities of registered open-end investment companies, except as they may be acquired as part of a merger or consolidation or acquisition of assets or by purchases in the open market involving only customary brokers' commissions."

By eliminating the restriction, the fund would have the ability to invest in investment vehicles, such as open-end investment companies and unit investment trusts, which may be registered investment companies under the 1940 Act, to the extent consistent with applicable law and the fund's investment policies. Such pass-through entities may involve duplication of some fees and expenses, but may also provide attractive investment opportunities. Putnam Management believes that this enhanced flexibility could assist the fund in meeting its objective.

Required vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

Further Information About Voting and the Meeting

Quorum and Methods of Tabulation. Thirty percent of the shares entitled to vote -- present in person or represented by proxy -- constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting.

The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. With respect to the election of Trustees and selection of auditors, neither abstentions nor broker non-votes have any effect on the outcome of the proposal. With respect to any other proposals, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Other business. The Trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy.

Simultaneous meetings. The meeting of shareholders of your fund is called to be held at the same time as the meetings of shareholders of certain of the other Putnam funds. It is anticipated that all meetings will be held simultaneously. If any shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting to a time promptly after the simultaneous meetings, the persons named as proxies will vote in favor of such adjournment.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company, and Putnam Mutual Funds may solicit proxies in person or by telephone. Your fund may also arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Investments has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting.

Persons holding shares as nominees will upon request be reimbursed for their reasonable expenses in soliciting instructions from their principals. Your fund has retained at its expense D.F. King & Co., 77 Water Street, New York, New York, 10005, to aid in the solicitation of instructions for registered and nominee accounts, for a fee not to exceed $5,500 plus reasonable out-of-pocket expenses for mailing and phone costs.

Revocation of proxies. Proxies, including proxies given by telephone, may be revoked at any time before they are voted by a written revocation received by the Clerk of your fund, by properly executing a later-dated proxy or by attending the meeting and voting in person.

Date for receipt of shareholders' proposals for the next annual meeting. It is anticipated that your fund's next annual meeting of shareholders will be held in October 1999. Shareholder proposals must
be received by your fund before              to be included in your
fund's proxy statement for the next annual meeting.

Adjournment. If sufficient votes in favor of any of the proposals set forth in the Notice of Annual Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to those proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against adjournment those proxies required to be voted against such proposals. Your fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

Financial information. Your fund will furnish to you upon request, without charge, a copy of the fund's annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. Such requests may be directed to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-225-
1581.

Fund Information

Limitation of Trustee liability. The Agreement and Declaration of Trust of your fund provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Audit and Nominating Committees. The voting members of the Audit Committee of your fund include only Trustees who are not "interested persons" of the fund by reason of any affiliation with Putnam Investments and its affiliates. The Audit Committee currently consists of Messrs. Estin (Chairman), Jackson, Perkins (without vote), Putnam, III (without vote), Smith (without vote), and Ms. Kennan. The Nominating Committee consists only of Trustees who are not "interested persons" of your fund or Putnam Management. The Nominating Committee currently consists of Dr. Pounds and Ms. Kennan (Co-chairpersons), Ms. Baxter, and Messrs. Estin, Hill, Jackson, Joskow, Mullin, Patterson, Perkins, Stephens and Thorndike.

Officers and other information. In addition to George Putnam and Lawrence J. Lasser, the officers of your fund are as follows:

                                                     Year first
                                                     elected to
Name (age)                Office                     office
-----------------------------------------------------------------
Charles E. Porter (59)    Executive Vice President   1989
Patricia C. Flaherty (51) Senior Vice President      1993
John D. Hughes (63)       Senior Vice President
                            & Treasurer              1987
Gordon H. Silver (51)     Vice President             1990
Ian C. Ferguson (41)      Vice President             1997
Robert M. Paine* (34)     Vice President             1997
D. William Kohli* (37)    Vice President             1994
Gail S. Attridge* (36)    Vice President             1997
William J. Curtin (38)    Vice President             1996
David L. Waldman (32)     Vice President             1997
William N. Shiebler** (56)                           Vice President 1991
John R. Verani (59)       Vice President             1987
Beverly Marcus (54)       Clerk                      1987
-----------------------------------------------------------------
*  Portfolio manager
** President of Putnam Mutual Funds

All of the officers of your fund are employees of Putnam Management or its affiliates. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan Companies, Inc., Messrs. Putnam, Putnam, III, Lasser and Smith (nominees for Trustees of your fund), as well as the officers of your fund, will benefit from the management fees, custodian fees, and investor servicing fees paid or allowed by the fund.

Assets and shares outstanding of your fund as of July 2, 1998

Net assets

Shares outstanding
and authorized to vote                                shares

5% beneficial ownership of your fund as of June 30, 1998

Persons beneficially owning more than 5% of the fund's shares

PUTNAMINVESTMENTS
The Putnam Funds

One Post Office Square
Boston, Massachusetts 02109
Toll-free 1-800-225-1581

PUTNAMINVESTMENTS

This is your PROXY CARD.

Please vote this proxy, sign it below, and return it promptly in the envelope provided. Your vote is important.

                  Please fold at perforation before detaching
-----------------------------------------------------------------

Proxy for a meeting of shareholders to be held on October 1, 1998 for Putnam Master Income Trust

This proxy is solicited on behalf of the Trustees of the fund.

The undersigned shareholder hereby appoints George Putnam, Hans H. Estin, and Robert E. Patterson, and each of them separately, Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the meeting of shareholders of Putnam Master Income Trust on October 1, 1998, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the fund that the undersigned shareholder would be entitled to vote if personally present.


                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Please sign your name exactly as it appears on this card. If you are a joint owner, each owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

-----------------------------------------------------------------
Shareholder sign here                                   Date

-----------------------------------------------------------------
Co-owner sign here                                      Date

HAS YOUR ADDRESS CHANGED?
Please use this form to notify us of any change in address or telephone number or to provide us with your comments. Detach this form from the proxy ballot and return it with your signed proxy in the enclosed envelope.

Street
-----------------------------------------------------------------

City                                State           Zip
-----------------------------------------------------------------

Telephone
-----------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

-----------------------------------------------------------------

-----------------------------------------------------------------

DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy as soon as possible. A postage-paid envelope is enclosed for your convenience.

THANK YOU!


                  Please fold at perforation before detaching
-----------------------------------------------------------------

If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, it will be voted FOR fixing the number of Trustees and electing Trustees as set forth in Proposal 1, and FOR each of the other Proposals. In their discretion, the Proxies will also be authorized to vote upon such other matters that may properly come before the meeting.

THE TRUSTEES RECOMMEND A VOTE FOR FIXING THE NUMBER OF TRUSTEES AND ELECTING ALL OF THE NOMINEES FOR TRUSTEES AND FOR THE OTHER PROPOSALS LISTED BELOW:

Please vote by filling in the appropriate boxes below.

1.  Proposal to elect Trustees
    The nominees for Trustees are: J.A. Baxter, H.H. Estin, J. A. Hill, R.J. Jackson, P.L. Joskow, E.T. Kennan, L.J. Lasser, J.H. Mullin, III, R.E. Patterson, D.S. Perkins, W.F. Pounds, G. Putnam, G. Putnam, III, A.J.C. Smith W.T. Stephens and W.N. Thorndike.

/  /  FOR fixing the number of Trustees and electing all the nominees
      (except as marked to the contrary below).

    To withhold authority to vote for one or more of the nominees, write those nominees' names below:

    ------------------------------------------------------------

/  /  WITHHOLD authority to vote for all nominees


2.  Proposal to ratify           FOR      AGAINST    ABSTAIN
    the selection of             /  /     /  /     /  /
    Coopers & Lybrand L.L.P.
    as the independent auditors
    of your fund.

3.  Amend the fund's fundamental investment
    restriction with respect to:

3.A.  Diversification.           /  /     /  /     /  /

3.B.  Investments in the voting  /  /     /  /     /  /
    securities of a single
    issuer.

3.C.  Making loans.              /  /     /  /     /  /

3.D.  Investments in             /  /     /  /     /  /
    commodities.

3.E.  Investments in             /  /     /  /     /  /
    real estate.


4.  Eliminate the fund's fundamental
    investment restriction with
    respect to:

4.A.  Investments in securities  /  /     /  /     /  /
    of issuers in which
    management of the fund or
    Putnam Investment Management, Inc.
    owns securities.

4.B.  Margin transactions.       /  /     /  /     /  /

4.C.  Short sales.               /  /     /  /     /  /

4.D.  Pledging assets.           /  /     /  /     /  /

4.E.  Investments in restricted  /  /     /  /     /  /
    securities.

4.F.  Investments in oil,        /  /     /  /     /  /
    gas and mineral interests.

4.G.  Investing to gain control  /  /     /  /     /  /
    of a company's management.

4.H.   Investments in other
    investment companies.      /  /     /  /      /  /

Note:  If you have questions on any of the Proposals, please call
    1-800-225-1581.